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                            Milestone Scientific Inc.
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                (Name of Registrant as Specified in Its Charter)


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                            MILESTONE SCIENTIFIC INC.

                  Adjournment of Annual Meeting of Stockholders

Due to the tragic events of September 11, 2001, our annual meeting of stockholders, previously scheduled to be held at the presently inaccessible New York City facilities of the American Stock Exchange, has been adjourned to 8:30 a.m. Thursday, November 8, 2001 at the offices of Morse, Zelnick, Rose and Lander, LLP, 450 Park Avenue, Suite 902, New York, NY 10022. The business of the meeting remains the same. If you have already sent in your proxy it is unnecessary to send another.


                                                Leonard Osser
                                                Chairman of the Board

Livingston, New Jersey
October 8, 2001